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Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Emanuel N. Hilario, Vice President and Chief Financial Officer, in connection with the Report on 10-K of Angelo and Maxie's, Inc. for the fiscal year ended December 29, 2003, hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1)
  The accompanying Report of Angelo and Maxie's, Inc. on Form 10-K for the fiscal year ended December 29, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, except that, as described in Note 1 to the Consolidated Financial Statements included in the accompanying Annual Report on Form 10-K, the financial statements for fiscal year 2001 are unaudited; and

  2)
  The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Angelo and Maxie's, Inc.

/s/ EMANUEL N. HILARIO Emanuel N. Hilario Vice President and Chief Financial Officer Dated: March 25, 2004

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  Exhibit 32.2